SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):
August 16, 2010

BIOPHARM ASIA, INC.
___________________________
(Exact Name of Registrant as Specified in its Charter)

Nevada	000-25487	88-0409159
(State of incorporation)	(Commission File Number)	(IRS Employer
Identification No.)

New Agriculture Development Park
Daquan Village, Tonghua County, Jilin Province, P.R. China	134115
(Address of principal executive offices)	(Zip Code)

011-86-435-5211804
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations or Financial Conditions

      On August 16, 2010, the Registrant issued a press release reporting its financial condition as of June 30, 2010. A copy of the press release is attached hereto as Exhibit 99.1.

Item 7.01. Regulation FD Disclosure.

      On August 16, 2010, the Registrant issued a press release reporting on its results of operations for the quarter ended June 30, 2010.  A copy of the press release is attached hereto as Exhibit 99.1.

      On August 16, 2010, the Registrant, reported that its newly-acquired subsidiary, Beijing Zhihe Ruikang Hospital Management Ltd. ("ZHRK"), was in negotiations to acquire a controlling interest in Shandong Weifang Municipal Hospital ("WFMH").

      WFMH, founded in August, 1952, is a comprehensive upper-class hospital located in Shandong province with 420 beds that is authorized to provide medical service to several surrounding communities and also conducts certain teaching and research functions. The parties will seek to agree upon the portion of the equity of WFMH to be acquired by ZHRK, as well as the price and terms of payment, after an audit and related due diligence procedures are completed. Assuming the parties reach an agreement, a closing is anticipated in the fourth quarter.
A copy of the press release is attached hereto as Exhibit 99.2.

      The information in this Form 8-K, including Exhibit 99.1 attached hereto, shall not be deemed as "filed" for purposes of Section 18 of the Securities Exchange Act of 1934 (the "Exchange Act"), or otherwise subject to the liability of such Section, nor shall it be deemed incorporated by reference in any filing by the Registrant under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing, unless expressly incorporated by specific reference in such filing.

Item 9.01. Exhibits.

Exhibit No.	Description
99.1	Press Release: BioPharm Asia announces second quarter 2010 results.
99.2	Press Release: BioPharm Asia in negotiations to acquire Shandong Weifang Municipal Hospital

SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIOPHARM ASIA, INC.

Dated: August 16, 2010	By:	/s/ Shenqqun Li
Shenqqun Li, Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release: BioPharm Asia announces second quarter 2010 results.
99.2	Press Release: BioPharm Asia in negotiations to acquire Shandong Weifang Municipal Hospital